EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Bruce Drury, President, Chief Executive Officer and Chief Financial Officer of Ayers Exploration Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the annual report on Form 10-K of Ayers Exploration Inc. for the year ended December 31, 2012 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ayers Exploration Inc.

Ayers Exploration, Inc.

Date: April 16, 2013	By:	/s/ Bruce Drury
Bruce Drury
Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
(Principal Executive and Principal Financial and Accounting Officer and Director)